SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549
                            --------------------


                                  FORM 8-K
                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                              JANUARY 22, 2001
                     (Date of earliest event reported)


                           OPENWAVE SYSTEMS INC.
           (Exact name of Registrant as specified in its charter)



         Delaware                   000-25687            94-3219054
(State of incorporation or         (Commission         (IRS Employer
      organization)                  File No.)       Identification No.)



                            800 Chesapeake Drive
                           Redwood City, CA 94063
                  (Address of principal executive offices)


                               (650) 562-0200
            (Registrant's telephone number, including area code)



ITEM 5.       OTHER EVENTS.

         On January 22, 2001, Openwave Systems Inc. (the "Company") issued a press release containing financial information for the quarter ended December 31, 2000 and forward-looking statements relating to the third quarter. The press release entitled "Openwave Reports Pro Forma Profits in the Second Quarter" dated January 22, 2001 is attached hereto as Exhibit
99.1 and incorporated by reference herein.

ITEM 7.       EXHIBITS.

         99.1 Press Release dated January 22, 2001 entitled "Openwave Reports Pro Forma Profit in the Second Fiscal Quarter"

         99.2         Scripts prepared for use by Donald J. Listwin, Alan
                      S. Black and Michael Musson for conference call at 2:00 p.m. PST, January 22, 2001, discussing second quarter results and third quarter outlook.

ITEM 9.       REGULATION FD DISCLOSURE

         On January 22, 2001, in connection with the Company's issuance of its earnings release for the second quarter, the Company held a simultaneous conference call and webcast to discuss the contents of the earnings release. Scripts prepared for use by Donald J. Listwin, Alan S. Black and Michael Musson at this presentation are furnished herewith as
Exhibit 99.2 and incorporated by reference in this Item 9. The furnishing of these presentations is not intended to constitute a representation such furnishing is required by Regulation FD or that the materials they contain include material investor information that is not otherwise publicly available. In addition, all of the information in the presentations is presented as of January 22, 2001, and the Company does not assume any obligation to update such information in the future.


                                 SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                              OPENWAVE SYSTEMS INC.



                                              By:   /s/ Alan Black
                                                 --------------------------
                                                 Name:  Alan Black
                                                 Title: Senior Vice President,
                                                        Corporate Affairs,
                                                        Chief Financial Officer
                                                        and Treasurer
Date:  January 22, 2001



                               EXHIBIT INDEX


        EXHIBIT       DESCRIPTION

         99.1 Press Release dated January 22, 2001 entitled "Openwave Reports Pro Forma Profit in the Second Fiscal Quarter"

         99.2         Scripts prepared for use by Donald J. Listwin, Alan
                      S. Black and Michael Musson for conference call at 2:00 p.m. PST, January 22, 2001, discussing second quarter results and third quarter outlook.